                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
         (TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)
                                     PROSPECTUS NUMBER: 1791


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $100,000,000


CUSIP NUMBER:            59018S T20


INTEREST RATE:           5.14300%


ORIGINAL ISSUE DATE:     November 13, 1998


STATED MATURITY DATE:    November 15, 1999


INTEREST PAYMENT DATES:  Interest Pays on May 15, 1999 and The Stated Maturity Date, subject to Following
                         Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   November 9, 1998

